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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): December 8, 1997

                       CENTURA SOFTWARE CORPORATION
           (Exact name of registrant as specified in its charter)

                                0-21010
                         (Commission File Number)

  California                             94-2874178
  (State or other jurisdiction of        (I.R.S. Employee Identification No.)
   incorporation)

              975 Island Drive, Redwood Shores, California 94065
            (Address of principal executive offices, with zip code)

                               (650) 596-3400
             (Registrant's telephone number, including area code)

   Formerly Gupta Corporation, 1060 Marsh Road, Menlo Park, California 94025
           (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS.

          On December 8, 1997, Centura Software Corporation (the "Company") issued a press release announcing certain management changes, including the appointment of a new chief executive officer, chief financial officer and vice president of marketing. A copy of the Company's press release is attached as Exhibit 99.3 hereto and incorporated by reference herein.

          In connection with the appointment of the three new executives, the Company has entered into a two-year management contract with Hickey & Hill, Inc., aligning the interests of the new executives with the creation of shareholder value. Under the management contract, the executives will be compensated as a group at the rate of $70,000 per month for the first two months under the contract and at the rate of $50,000 per month thereafter. In addition, the Company has granted to the executives as a group total options to purchase 1,500,000 shares of common stock at a price of $1.906 per share. The options vest in increments of 25% every six months, with accelerated vesting in the event the Company is acquired.

ITEM 7.   EXHIBITS.

Exhibit Number     Description

99.3               Press Release dated December 8, 1997





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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CENTURA SOFTWARE CORPORATION



Date:  December 9, 1997               By:    /s/  John Bowman
                                         -------------------------------------
                                         John Bowman
                                         Vice President of Finance and
                                         Administration and Chief Financial
                                         Officer




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                               INDEX TO EXHIBITS


Exhibit                                                         Page
Number                                                          No.
------                                                          ---

99.3      Press Release dated December 8, 1997                   5







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